EX 99.15

December 28, 2011

Ms. Sally Samuel

Senior Counsel, Office of Insurance Products

Division of Investment Management

Securities and Exchange Commission

100 F. Street N.E.

Washington, D.C. 20549

RE:         Separate Account I of Integrity Life Insurance Company, File No. 811-04844

Pre-Effective Amendment No. 2 to Registration Statement on N-4, File No. 333-175480

Pinnacle (pre 1-1-12)

Dear Ms. Samuel:

A final pre-effective amendment to the above referenced registration statements was filed today on EDGAR. All comments received from the Securities and Exchange Commission (Commission) staff (Staff) have been addressed. This registration statement is filed in connection with a request for no-action relief initially submitted June 28, 2011 by Integrity Life Insurance Company, National Integrity Life Insurance Company and Western-Southern Life Assurance Company, revised most recently on December 6, 2011, related to the consolidation by each insurance company of its two separate accounts.

We respectfully request your acceleration of this registration statement, making it effective by December 30, 2011.  A formal request for acceleration pursuant to Rule 461 under the Securities Act of 1933, as amended, has been filed today on EDGAR. We greatly appreciate your cooperation in this regard.

In connection with the foregoing, registrant acknowledges that: (i) should the Commission or the Staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filings; (ii) the action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the registrant from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and (iii) the registrant may not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions or need additional information, please do not hesitate to call me at 513-629-1854.

Sincerely,

\s\ Rhonda S. Malone

Rhonda S. Malone
Counsel – Securities
Western & Southern Financial Group